Exhibit 99.2

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050

Media Contact:
Kris Charles, (269) 961-3799

KELLOGG COMPANY TO LEVERAGE UNIFORM GO-TO-MARKET APPROACH,
STRENGTHENING U.S. SNACKS BUSINESS
Direct Store Delivery exit to be completed in Q4 2017

Battle Creek, Mich., Feb. 8, 2017 - Kellogg Company (NYSE: K) today announced it will begin to exit its Direct Store Delivery (DSD) network in the second quarter, transitioning the DSD-distributed portion of the company’s U.S. Snacks business to the warehouse model already used by Pringles and the rest of its North American business. The new model will be transformational for Kellogg, reducing complexity and cost structure while driving growth and profitability for the company and its retail partners.
“The consumer and retail landscape continues to change,” said John Bryant, Kellogg Company Chairman and CEO. “We have to change the way we reach and communicate with consumers. Because our customers’ and our own warehouse distribution systems have become more efficient and effective, we can now redeploy resources previously tied to DSD and direct them to the kinds of brand investments that drive greater demand with today’s consumers − ultimately growing our business and our retailers’ businesses.”

Consumers’ shopping patterns are changing
Shopping patterns and behaviors have changed significantly over the past few years with consumers increasingly shopping in both a wider variety of retail outlets and online. By shifting resources from the operational support of DSD to brand building, shopper marketing and pack formats that better meet consumers’ evolving needs, Kellogg can better drive growth in its Snacks business.

Warehouse distribution model is more effective and efficient
The highly efficient warehouse model, to which the DSD network will be transitioned, leverages scale and technology that Kellogg and its customers currently have. Warehouse distribution is already utilized by 75 percent of Kellogg’s U.S. sales, including the Pringles, Frozen Foods and Morning Foods businesses. Moving completely to a warehouse distribution system offers a significant opportunity to accelerate growth.
“We see the warehouse model as a clear advantage for us,” said Paul Norman, President, Kellogg North America. “In fact, we realize both higher service levels and share in the U.S. Snacks categories and channels that sell through warehouse distribution already.”

Driving growth for Kellogg and for retailer partners
Moving to the warehouse model will also allow the company to reduce complexity and bring benefits to both retail partners and Kellogg.
“By utilizing one service platform, we can better leverage the first-class warehouse systems that we and our retailers have to unlock significant opportunities for joint value creation, be they in service, cost efficiencies, or scale benefits,” added Norman. “Our retail customers also have more sophisticated technology and replenishment capability. This is a strategic, forward-looking move that will transform not only our U.S. Snacks business, but also our U.S. business as a whole.”
The transition from the DSD network will be complete in the fourth quarter of 2017. It will encompass a transfer of inventory from Kellogg’s distribution centers to retailers’ warehouses and the closing of its distribution centers.
“While this is the right move for the future of the company, it was a difficult decision because of the impact on affected employees,” said Bryant. “We are doing everything we can to help our employees manage through this transition.”
The company is providing severance and benefits, as well as offering retention packages for impacted employees to help ensure business continuity.

Financial details will be shared when the company issues its Q4 Earnings release on Feb. 9 at 8:00 a.m. EST.  This initiative will be part of an expanded Project K program.  After a transition period, the company expects this initiative to contribute to accelerating its top-line growth over time, and to bring U.S. Snacks’ operating profit margin in line with that of Kellogg North America.

Forward-Looking Statements Disclosure
This communication contains forward-looking statements about Kellogg Company’s (the “Company’s”) exit from its Direct Store Delivery (DSD) network and projections concerning, the Company’s sales and operating profit margin.  Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.  These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements unless required by law. These statements are not guarantees of future performance; they involve risks and uncertainties and actual events or results may differ materially from these statements. Potential risks and uncertainties that could cause actual results to differ from expected results include, among others, whether the Company will be able to implement the exit from its DSD network as planned, whether the expected amount of the costs associated with the exit from its DSD network will exceed the Company’s forecasts and whether the Company will be able to realize the anticipated benefits in the amounts and at the times expected from the exit from its DSD network. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016) for information about certain other factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.kelloggcompany.com.